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                                                                       EXHIBIT I

                                             REGISTRATION RIGHTS AGREEMENT dated
                                    as of May 7, 1999 (the "Agreement"), by and among FIBERNET TELECOM GROUP, INC., a Nevada corporation (the "Company"), the Purchasers listed on Annex I hereto (the "Purchasers") and certain stockholders listed under the heading "Founding Stockholders" on Annex I hereto (the "Founding Stockholders" and, together with the Purchasers, the "Stockholders").

      Pursuant to the Securities Purchase Agreement (as defined below), the Purchasers have the right to purchase or otherwise acquire shares of Common Stock (as defined below) of the Company. The Company and the Stockholders deem it to be in their respective best interests to set forth the rights of the Stockholders in connection with public offerings and sales of the Common Stock. Accordingly, the Company and the Stockholders agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "Common Stock"  means the common stock, $.001 par value, of the Company.

      "Concordia" means Concordia Telecom Management LLC, a Delaware limited liability company.

      "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Founders Shares" means at any time the shares of Common Stock, any securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and any securities of the Company received in respect thereof, which are held by the Founding Stockholders and which have not been previously sold to the public pursuant to a registration statement under the Securities Act.
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      "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares, Registrable Shares or Registrable Founders
Shares.

      "Primary Shares" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

      "Registrable Founders Shares" means at any time the Founders Shares of Common Stock held by the Founding Stockholders.

      "Registrable Shares" means at any time the Restricted Shares of Common Stock held by the Purchasers.

      "Registration Date" means the first date after the date hereof on which any registration statement pursuant to which the Company shall have registered shares of Common Stock under the Securities Act (other than on Form S-4 or S-8 promulgated under the Securities Act) for sale to the public shall have been declared effective.

      "Restricted Shares" means at any time the shares of Common Stock, any securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and any securities of the Company received in respect thereof, which are held by the Purchasers and which have not previously been sold to the public pursuant to a registration statement under the Securities Act.

      "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto.

      "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of the date hereof among the Company and the Purchasers.

      "Signal" means Signal Capital Partners, L.P., a Delaware limited partnership.

      "Total Registrable Shares" means the Registrable Shares and the Registrable Founders Shares.

      "Total Restricted Shares" means the Restricted Shares and the Founders Shares.

      "Transfer" means any disposition of any Restricted Shares or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

      "Trident" means Trident Telecom Management LLC, a Delaware limited liability company.


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                                   ARTICLE II

                             REQUIRED REGISTRATIONS

2.1   Demand Registration.

      If the Company shall be requested by (i) Signal and Concordia, (ii) Trident and Concordia or (iii) Trident and Signal (i) having obtained the written consent of (a) Signal and Concordia or (b) Trident and Concordia, as applicable (the "Consent"), or (ii) having obtained a written waiver of such Consent ("Waiver") at any time to effect the registration under the Securities Act of Registrable Shares (a "Demand Registration"), the Company shall promptly give written notice of such proposed registration to all holders of Restricted Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed Demand Registration by the holders of Restricted Shares who shall respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). If the Purchasers request a Demand Registration pursuant to this Section, the Company shall promptly give written notice of such Demand Registration to all holders of Founders Shares and shall offer to include in such proposed registration any Registrable Founders Shares requested to be included in such Demand Registration by the holders of Restricted Shares who shall respond in writing to the Company's notice within 20 days after delivery of such notice (which response shall specify the number of Registrable Founders Shares proposed to be included in such Demand Registration). The Company shall promptly use its best efforts to effect such registration under the Securities Act of the Registrable Shares and Registrable Founder Shares which the Company has been so requested to register and to have the registration statement filed by the Company hereunder declared effective by the Commission within 90 days of any requested filing (the "Demand Date") and make any other subsequent filings to keep such registration statement effective; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

            (a) the Company shall not be obligated to use its best efforts to file and cause to become effective (i) more than two registration statements initiated pursuant to this Section, (ii) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days, or (iii) any registration within twelve months of any other registration required under this Section;

            (b) the Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section if at the time of such request the Company is engaged, or has fixed plans to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Restricted Shares or holders of Founders Shares may include Registrable Shares or Registrable Founders Shares respectively pursuant to Section 2.2; and


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            (c) with respect to any registration pursuant to this Section, the
Company may include in such registration any Primary Shares or Other Shares; provided, however, that if any managing underwriter for the public offering contemplated by such registration advises the Company that the inclusion of all Total Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Total Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                  (i) first, the Total Registrable Shares, pro rata based upon the number of Total Restricted Shares (based upon Common Stock equivalents) owned by each holder thereof at the time of such registration; and

                  (ii) second, the Primary Shares and the Other Shares.

      A requested registration under this Section may be rescinded by written notice to the Company by the Purchasers initiating such request. Such rescinded registration shall not count as a registration statement initiated pursuant to this Section for purposes of paragraph (a) above.

            (d) The Purchasers requesting a registration pursuant to this Section may, in the notice delivered pursuant to paragraph (a) above, elect, with the consent of Signal and Trident, that such registration cover an underwritten offering. Upon such election, such Purchasers shall select one or more nationally recognized firms of investment banks to act as the managing underwriters and shall select any additional investment banks to be used in connection with such offering, provided that such investment banks must be reasonably satisfactory to the Company, which selections shall be approved of by Signal and Trident. The Company shall, together with all Purchasers and Founding Stockholders proposing to sell Registrable Shares and Registrable Founders Shares, respectively, in such offering, enter into a customary underwriting agreement with such underwriters.

2.2   Piggyback Registration.

      If the Company proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Purchaser and Founding Stockholder of its intention so to register the Primary Shares or Other Shares. Upon the written request, given within 30 days after delivery of any such notice by the Company, of any Purchaser (i) having obtained the Consent or (ii) a Waiver prior thereto, or any Founding Stockholder to include in such registration Registrable Shares or Registrable Founders Shares (which request shall specify the number of Registrable Shares or Registrable Founders Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Total Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if any managing underwriter for the public offering contemplated by such registration advises the Company that the inclusion of all Total Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary


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Shares, Total Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

            (a) first, the Primary Shares;

            (b) second, the Total Registrable Shares, pro rata based upon the number of Restricted Shares and Founders Shares (based upon Common Stock equivalents) respectively owned by each holder thereof at the time of such registration; and

            (c) third, the Other Shares.

2.3   Registration on Form S-3.

      Anything contained in Section 2.1 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, any Purchaser or group of Purchasers, having obtained Consent or a Waiver, shall have the right to request in writing an unlimited number of registrations on Form S-3 or such successor form of Registrable Shares, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of,
(ii) state the intended method of disposition of such Registrable Shares, and
(iii) relate to Registrable Shares having an anticipated aggregate offering price of at least $1,000,000; provided, however, that no Purchaser shall make any request under this Section 2.3 if at such time all Registrable Shares held by the Purchasers are freely tradeable under Rule 144. A requested registration on Form S-3 or any such successor form in compliance with this Section shall not count as a registration statement demanded pursuant to Section 2.1, but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section, be subject to Section 2.1. No Purchaser or group of Purchasers shall exercise its or their rights under this
Section 2.3 more than two times in any twelve month period.

                                  ARTICLE III

                           REGISTRATION OF SECURITIES

3.1   Preparation and Filing.

      If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Total Registrable Shares, the Company shall, as expeditiously as practicable:

            (a) use its commercially reasonable efforts to cause a registration statement that registers such Total Registrable Shares to become and remain effective for a period of 180 days or until all of such Total Registrable Shares have been disposed of (if earlier);

            (b) furnish, at least five business days before filing a registration statement that registers such Total Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Majority in Interest (the "Selling Purchasers' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to


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successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

            (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Total Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Total Registrable Shares;

            (d) notify in writing the Selling Purchasers' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Total Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

            (e) use its commercially reasonable efforts to register or qualify such Total Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Total Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Total Registrable Shares to consummate the disposition in such jurisdictions of the Total Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

            (f) furnish to each seller of such Total Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Total Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Total Registrable Shares;

            (g) use its commercially reasonable efforts to cause such Total Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Total Registrable Shares;

            (h) notify on a timely basis each seller of such Total Registrable Shares at any time when a prospectus relating to such Total Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not


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misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (i) make available for inspection by any seller of such Total Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Total Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

            (j) use its commercially reasonable efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

            (k) use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

            (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Total Registrable Shares;

            (m) issue to any underwriter, which underwriter shall be chosen by the Company subject to the approval of a Majority in Interest of the Purchasers, to which any seller of Total Registrable Shares may sell shares in such offering certificates evidencing such Total Registrable Shares;

            (n) list such Total Registrable Shares on any national securities exchange or national automated quotation system on which any shares of the Common Stock are listed or, if the Common Stock is not so listed, use its commercially reasonable efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such national securities exchange as the Company shall reasonably determine;


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            (o) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

            (p) use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Total Registrable Shares contemplated hereby.

3.2   Information by Holder.

      Each holder of Total Registrable Shares to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

3.3   Exchange Act Compliance.

      From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of shares of Common Stock. The Company shall cooperate with each Purchaser in supplying such information as may be necessary for such Purchaser to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

3.4   Expenses.

      All expenses incurred by the Company in complying with this Article, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants, and reasonable fees and expenses of the Selling Purchasers' Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Total Registrable Shares shall be borne by the sellers thereof, in proportion to the number of Total Registrable Shares sold by such sellers.

                                   ARTICLE IV

                                 INDEMNIFICATION

4.1   Indemnification.

            (a) In connection with any registration of any Total Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the


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seller of such Total Registrable Shares, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Total Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Total Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Total Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

            (b) In connection with any registration of Total Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Total Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Total Registrable Shares under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Total Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Total Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Total Registrable Shares effected pursuant to such registration.


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            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

            (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.2   Underwriting Agreement.

      Notwithstanding the provisions of Sections 3.1, 3.4, and 4.1, to the extent that the Purchasers and/or Founding Stockholders selling Registrable Shares or Registrable Founders Shares, respectively, in a proposed registration shall enter into an underwriting or similar agreement, and such agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement shall supersede the provisions of Sections 3.1, 3.4, and 4.1.


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                                    ARTICLE V

                                  MISCELLANEOUS

5.1   Termination.

      This Agreement shall terminate and be of no further force or effect when the Purchasers cease to hold any Restricted Shares.

5.2   Successors and Assigns.

      This Agreement shall bind and inure to the benefit of the Company and the Purchasers and, subject to Section 5.3, their respective successors and assigns.

5.3   Assignment.

      Each Purchaser or Founding Stockholder may assign its respective rights hereunder to any other person or entity to whom Restricted Shares or Founders Shares of such Purchaser or such Founding Stockholder, respectively, have been sold or otherwise transferred.

5.4   Entire Agreement.

      This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

5.5   No Conflict of Rights.

      The Company represents and warrants to the Stockholders that the registration rights granted to the Stockholders hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

5.6   Notices.

      All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

      if to the Company:

            FiberNet Telecom Group, Inc.
            570 Lexington Avenue
            New York, NY 10022
            Telecopier:  (212) 421-4900
            Telephone:  (212) 421-8860


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            Attention:  President

      if to any Stockholder, to its or his address set forth on Annex I;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (iii) in the case of telecopy transmission, when received, and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

5.7   Modifications; Amendments; Waivers.

      The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing signed by the Company and the Majority in Interest of the Purchasers.

5.8   Counterparts.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

5.9   Headings.

      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

5.10  Severability.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11  GOVERNING LAW; SUBMISSION TO JURISDICTION.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE OBLIGORS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT FOR PURPOSES OF ALL LEGAL

PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE OBLIGORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.6. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                                    * * * * *

            IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement on the date first above written.

                                    FIBERNET TELECOM GROUP, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SIGNAL CAPITAL PARTNERS, L.P.

                                    By:  Signal Capital Advisors, L.P.
                                    Its:  General Partner

                                    By:  Signal Capital Advisors, Inc.
                                    Its:  General Partner


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    TRIDENT TELECOM PARTNERS LLC

                                    By:  Trident Telecom Management LLC
                                    Its:  Managing Member

                                    By:  Needham Management, Inc.
                                    Its:  Managing Member


                                    CONCORDIA TELECOM MANAGEMENT, L.L.C.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    BURDEN DIRECT INVESTMENT FUND III

                                    By:  William A.M. Burden & Co., L.P.
                                    Its:  Managing General Partner

                                    By:  Burden Brothers, Inc.
                                    Its:  Sole General Partner


                                    By:
                                       -----------------------------------------
                                        Name:  Jeffrey A. Weber
                                        Title: President and CEO


                                    PEQUOT SCOUT FUND, LP


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    PENNY LANE PARTNERS, L.P.

                                    By:  Penny Lane Associates, L.P.
                                    Its:  General Partner

                                    By:  Penny Lane, Inc.
                                    Its:  General Partner


                                    By:
                                       -----------------------------------------
                                        Name:  William R. Denslow, Jr.
                                        Title:  Chairman, Penny Lane, Inc.


                                    LANCER OFFSHORE, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    ALEXANDER ENTERPRISE HOLDINGS CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KING STREET CAPITAL LTD.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KING STREET CAPITAL LP


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    TAURUS TELECOMMUNICATION, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SMFS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    LPS CONSULTANTS INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    LTJ GROUP, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    --------------------------------------------
                                                  Frank Chiaino

                                                                         Annex I

                       PURCHASERS AND CERTAIN STOCKHOLDERS

PURCHASERS

Signal Capital Partners, L.P.
10 E. 53rd Street, 32nd Floor
New York, NY  10022
Attn:  Timothy Bradley
Telephone:  (212) 872-1180
Telecopier:  (212) 208-2497

Trident Telecom Partners LLC
350 Park Avenue, 14th Floor
New York, NY  10022
Attn:  Gerald Goldberg
Telephone:  (212) 753-4718
Telecopier:  (212) 753-5977

Concordia Telecom Management, L.L.C.
c/o FiberNet Telecom Group, Inc.
570 Lexington Avenue, 3rd Floor
New York, NY 10022
Attn:  Michael S. Liss
Telephone:  (212) 421-4900
Telecopier:  (212) 421-8860

Burden Direct Investment Fund III
10 E. 53rd Street, 32nd Floor
New York, NY 10022
Attn:  Jeffrey Weber
Telephone:  (212) 872-1133
Telecopier:  (212) 872-1199

Pequot Scout Fund, LP
500 Nyala Farm Road
Westport, CT 06880
Attn:  Mark Broach
Telephone:  (203) 429-2203
Telecopier:  (203) 429-2410

Penny Lane Partners, L.P.
767 Fifth Avenue
New York, NY 10153
Attn:  William R. Denslow Jr.
Telephone:  (212) 980-4292
Telecopier:  (212) 319-6046

Lancer Offshore, Inc.
375 Park Avenue
New York, NY 10152
Attn:  Michael Lauer
Telephone:  (212) 521-8400
Telecopier:  (212) 521-8401

Alexander Enterprise Holdings Corp.
c/o Alpha Investment Inc.
499 Park Avenue, 24th Floor
New York, NY 10022
Attn:  Richard O'Connell
Telephone:  (212) 702-0606
Telecopier:  (212) 421-0169

King Street Capital Ltd.
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone:  (212) 350-4434
Telecopier:  (212) 350-4702

King Street Capital LP
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone:  (212) 350-4434
Telecopier:  (212) 350-4702

Taurus Telecommunication, Inc.
3625 Ridge Run
Canandaigua, NY 14424
Attn: Richard Sayers
Telephone:  (716) 396-0130
Telecopier:  (716) 396-9237

FOUNDING STOCKHOLDERS

SMFS, Inc.
c/o Petrocelli Communications Company
12-12 43rd Avenue
Long Island City, NY  11101
Attn:  Santo Petrocelli, Sr.
Telephone:  (718) 937-1200
Telecopier:  (718) 433-0864

LPS Consultants, Inc.
c/o Petrocelli Communications Company
12-12 43rd Avenue
Long Island City, NY  11101
Attn: Lawrence S. Polan
Telephone:  (718) 937-1200
Telecopier:  (718) 433-0864

LTJ Group, Inc.
c/o FiberNet Telecom Group, Inc.
570 Lexington Avenue
New York, NY 10022
Attn:  Joseph Tortoretti
Telephone:  (212) 421-4900
Telecopier:  (212) 421-8860

Frank Chiaino
6700 Song Hill Lane
Rochester, NY 14564
Telephone:  (716) 924-5481